UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2011

HQ Sustainable Maritime Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33473	62-1407522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Melbourne Towers, 1511 Third Avenue, Suite 788, Seattle, WA 98101

(Address of Principal Executive Office) (Zip Code)

206-621-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 11, 2011, HQ Sustainable Maritime Industries, Inc. (the “Company”) received a notice from the NYSE Amex LLC (the “Exchange”) notifying the Company that, following resignation of its independent non-executive director and the Chairman of the Audit Committee effective April 6, 2011 (as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2011), the Company was not in compliance with continued listing standards set forth under Sections 802(a) and 803(B)(2)(a) of the Exchange Company Guide. The foregoing Sections require a listed company to maintain a majority of independent directors on its Board of Directors and at least three independent directors on the company’s Audit Committee. The Exchange staff noted that the Company will have until the earlier of (i) its next annual shareholder meeting or (ii) April 6, 2012, to regain compliance with the foregoing continued listing requirements. The Company has commenced its search for a candidate to fill in the vacancy resulting from the director resignation and will endeavor to complete the process and appoint such replacement to the Board and the Audit Committee as soon as practicable.

The Company was previously notified that it was not in compliance with continued listing standards set forth under Sections 134 and 1101 of the Exchange Company Guide since the Company was yet to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The trading in the Company’s securities remains halted. A .BC indicator will be attached to the Company’s ticker symbol in addition to the LF indicator previously appended.

Item 8.01	Other Events

On April 13, 2011, the Company issued a press release disclosing its receipt of the notice summarized above under Item 3.01 from the Exchange. A copy of the press release is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 Exhibits

Item 9.01	Exhibits

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HQ Sustainable Maritime Industries, Inc.

By:	/s/ Norbert Sporns
Norbert Sporns Chief Executive Officer and President

Date: April 13, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press release.